Exhibit 99.1

Century Therapeutics Reports Third Quarter 2026 Financial Results and Business Updates

•	CNTY-813, an iPSC-derived islet replacement therapy for T1D, presented new nonclinical data at the 62nd Annual Meeting of the European Association for the Study of Diabetes (EASD) and remains on track for IND submission in 4Q 2026; initial clinical data anticipated in 2H 2027

•	CNTY-308, a CD19-targeted CAR-iT cell therapy with Allo-Evasion™ 5.0, remains on track to enter the clinic this year

•	Cash runway into 1Q 2029 with cash, cash equivalents, and investments of $174.1 million as of September 30, 2026

PHILADELPHIA, November 12, 2026 –– Century Therapeutics, Inc. (‘Century’, NASDAQ: IPSC), a biotechnology company developing induced pluripotent stem cell (iPSC)-derived cell therapies for autoimmune disease, including type 1 diabetes, and other severe diseases where engineered iPSCs have the unique potential to transform patients’ lives, today reported financial results for the third quarter ended September 30, 2026, and recent business highlights.

“We remain focused on disciplined execution as we rapidly advance our two potentially transformational programs, including CNTY-813, which has the potential to be a functional cure for type 1 diabetes, toward the clinic over the coming months,” said Brent Pfeiffenberger, Pharm.D., Chief Executive Officer of Century Therapeutics. “This progress reflects the rigor of our science, the uniqueness of our expertise, and integrated capabilities to translate promising technologies into meaningful new treatment options for patients. With general alignment reached with the FDA for both programs, we remain on track this year for clinical entry of CNTY-308 and IND submission of CNTY-813, positioning us for an important transition to clinical execution in 2027.”

Third Quarter 2026 and Recent Highlights

Oral presentation at EASD 2026: CNTY-813 data further support advancement to the clinic (link to press release HERE)

•	Allo-Evasion™ 5.0-edited CNTY-813 islets rapidly restored normoglycemia in streptozotocin-induced diabetic mice and maintained glycemic control until graft removal in a study lasting more than eleven months.

•	All streptozotocin-induced diabetic mice administered CNTY-813 achieved normoglycemia, and CNTY-813 islets showed glucose-stimulated insulin secretion potency similar to that of primary islets.

•	Five clinical-scale batches from Century’s GMP Master Cell Bank produced consistent final product profiles, with the final product exceeding purity criteria.

•	In rats, CNTY-813 islets delivered via the liver portal vein were found to have engrafted in the liver at one month post-transplant and stained positive for insulin and chromogranin A, markers of β cells and endocrine cells, respectively.

•	Mice transplanted with clinical-scale islets after 96 hours of cold storage normalized blood glucose within 30 days and maintained normoglycemia through three months of follow-up, thereby supporting the planned clinical supply chain strategy.

CNTY-813 IND submission remains on track for 4Q 2026

•	Century expects to submit an IND for CNTY-813 in the fourth quarter of 2026.

•	Following the pre-IND meeting, Century and the FDA reached general alignment on the nonclinical data package, the Phase 1 manufacturing process, and the proposed Phase 1/2 clinical trial design.

•	Initial safety and early efficacy data from the first-in-human CNTY-813 study are anticipated in 2H 2027.

CNTY-308 clinical trial planned to initiate in 2026

•	Century aligned with health authorities on nonclinical, manufacturing, and Phase 1 parameters. CNTY-308 is anticipated to enter the clinic in 2026.

•	In nonclinical studies, CNTY-308 demonstrated functional comparability to autologous primary CAR-T cells, including in target-driven proliferation, cytokine secretion, and persistence. Autologous CAR-T cells have shown clinical proof of concept across several autoimmune diseases.

Joseph Truitt appointed to Board of Directors

Century announced the appointment of Joseph Truitt to its Board of Directors. Mr. Truitt is Chief Executive Officer of iECURE, Inc. and Chairman of the Board of Larimar Therapeutics, and previously served as Chief Executive Officer of BioSpecifics Technologies Corp. and Achillion Pharmaceuticals.

Third Quarter 2026 Financial Results

•	Cash Position: Cash, cash equivalents, and investments were $174.1 million as of September 30, 2026, as compared to $117.1 million as of December 31, 2025. The company estimates its cash, cash equivalents, and investments as of September 30, 2026 will support operations into 1Q 2029.

•	Research and Development (R&D) Expenses: R&D expenses were $18.1 million for the quarter ended September 30, 2026, compared to $22.5 million for the same period in 2025. The decrease was primarily the result of a reduction in personnel and a reduction in facility costs as a result of our previously announced portfolio prioritization.

•	General and Administrative (G&A) Expenses: G&A expenses were $7.1 million for the quarter ended September 30, 2026, compared to $6.8 million for the same period in 2025.

•	Net Loss: Net loss was $23.5 million for the quarter ended September 30, 2026, compared to a net loss of $34.4 million for the same period in 2025.

About Century Therapeutics

Century Therapeutics (NASDAQ: IPSC) is a biotechnology company advancing a pipeline of induced pluripotent stem cell (iPSC)-derived cell therapies with the potential to meaningfully address autoimmune disease, including type 1 diabetes, and other severe diseases where engineered iPSCs have the unique potential to transform patients’ lives. Century’s therapies are derived from its iPSC cell foundry and leverage its novel immune evasion engineering technology, Allo-Evasion™. Century believes its approach to developing off-the-shelf cell therapies will expand patient access and provide advantages over existing cell therapies which will ultimately advance the course of care. For more information on Century Therapeutics, please visit www.centurytx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements about our timing and expectations regarding our nonclinical and clinical development programs, including their planned development, therapeutic potential and market opportunity, ongoing and planned regulatory submissions and interactions, the achievement of developmental milestones, corporate strategies, anticipated data readouts, and our financial resources and expected cash runway are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control, including, among others: our ability to successfully advance our current and future product candidates through development activities, nonclinical studies, and clinical trials; our ability to meet development milestones on anticipated timelines; uncertainties inherent in the results of preliminary data, pre-clinical studies and earlier-stage clinical trials, which may not be predictive of final results or the results of later-stage clinical trials; our ability to obtain clearance of our future IND or CTA submissions and commence and complete clinical trials on expected timelines, or at all; our reliance on the maintenance of certain key collaborative relationships for the manufacturing and development of our product candidates; the timing, scope and likelihood of regulatory filings and approvals, including final regulatory approval of our product candidates; the impact of geopolitical issues, trade disputes and tariffs, banking instability and inflation on our business and operations, supply chain and labor force; the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers; our ability to successfully commercialize our product candidates and develop sales and marketing capabilities, if our product candidates are approved; our ability to obtain additional funding when needed and the accuracy of our estimates regarding our cash runway; the non-binding nature of feedback from the FDA and other regulatory authorities; the risk that results in animal models may not be predictive of results in humans; our ability to recruit and maintain key members of management and our ability to maintain and successfully enforce adequate intellectual property protection. These and other risks and uncertainties are described more fully in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

For More Information:

Century Therapeutics

Douglas Carr

Senior Vice President, Finance

investor.relations@centurytx.com

Corey Davis, Ph.D.

LifeSci Advisors, LLC

212-915-2577

cdavis@lifesciadvisors.com

Century Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share amounts)

	September 30, 2026	December 31, 2025
Assets

Current assets
Cash and cash equivalents	$45,016	$61,853
Short-term investments	72,185	55,261
Prepaid expenses and other current assets	5,512	3,655
Total current assets	122,713	120,769

Property and equipment, net	32,832	50,026
Operating lease right-of-use assets	13,394	16,139
Long-term investments	56,924	—
Intangible assets	34,200	34,200
Other long-term assets	2,563	2,570
Total assets	$262,626	$223,704

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$2,983	$4,773
Accrued expenses and other liabilities	11,062	11,696
Contingent consideration liability, short-term	—	3,757
Total current liabilities	14,045	20,226

Operating lease liability, long term	33,647	40,241
Other long-term liabilities	666	—
Deferred tax liability	4,301	4,301
Total liabilities	52,659	64,768

Common stock	18	9
Additional paid-in capital	1,082,652	950,814
Accumulated deficit	(871,565)	(791,917)
Accumulated other comprehensive income	(1,138)	30
Total stockholders’ equity	209,967	158,936
Total liabilities and stockholders’ equity	$262,626	$223,704

Century Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Collaboration revenue	$—	$—	$—	$109,164

Operating expenses
Research and development	18,060	22,526	54,760	75,972
General and administrative	7,146	6,835	19,512	23,047
Loss on lease component termination	—	—	11,145	—
Impairment of long-lived assets	—	6,763	—	6,763
Total operating expenses	25,206	36,124	85,417	105,782

Income (loss) from operations	(25,206)	(36,124)	(85,417)	3,382

Interest income	1,753	1,605	5,754	6,037
Other income (expense), net	—	97	15	172
Total other income	1,753	1,702	5,769	6,209
Net income (loss)	$(23,453)	$(34,422)	$(79,648)	$9,591

Unrealized loss on investments	(444)	(19)	(1,168)	(260)
Comprehensive income (loss)	$(23,897)	$(34,441)	$(80,816)	$9,331

Net income (loss) per common share, basic and diluted	(0.11)	(0.40)	(0.39)	0.11
Weighted average common shares outstanding, basic	206,438,860	86,464,066	201,944,356	86,312,863
Weighted average common shares outstanding, diluted	206,438,860	86,464,066	201,944,356	86,390,294